Exhibit 10.4

BUSINESS CONSULTANT AGREEMENT

This Business Consultant Agreement ("Agreement") is made and effective December 2,2011,

BETWEEN:	Vivid Spa Corp (the "Company"), a company organized and existing under the laws of the State Of California, with its head office located at:

227 W. Valley BI. #268, San Gabriel, Ca 91776

AND:	ACE Consulting Management, Inc (the "Consultant"), a company organized and existing under the laws of the State of Delaware, with its head office located at:

923 E. Valley BI. #103B, San Gabriel, Ca 91776

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and intending to be legally bound, the parties hereto agree as follows:

1. CONSULTATION SERVICES

The company hereby employs the consultant to perform the following services in accordance with the terms and conditions set forth in this agreement: The consultant will consult with the officers and employees of the company concerning matters relating to the management and organization of the company, their financial policies, the terms and conditions of employment, The business plan to set up operation in Shanghai, China and generally any matter arising out of the business affairs of the company.

2. TERMS OF AGREEMENT

This agreement will begin December 2, 2011 and will December 1, 2012. Either party may cancel this agreement on 60 days notice to the other party in writing, by certified mail or personal delivery.

3. TIME DEVOTED BY CONSULTANT

It is anticipated the consultant will spend approximately 120 hours in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week. However, the consultant shall devote a minimum of 8 hours per month to its duties in accordance with this agreement.

4. PLACE WHERE SERVICES WILL BE RENDERED

The consultant will perform most services in accordance with this contract at a location of consultant's discretion. In addition, the consultant will perform services on the telephone and at such other places as necessary to perform these services in accordance with this agreement.

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5. PAYMENT TO CONSULTANT

The consultant will be paid at the rate of $100 per hour for work performed in accordance with this agreement. However, the consultant will be paid at least $500 per month regardless of the amount of time spent in accordance with this agreement. The consultant will submit an itemized statement setting forth the time spent and services rendered, and the company will pay the consultant the amounts due as indicated by statements submitted by the consultant within 30 days of receipt.

6. INDEPENDENT CONTRACTOR

Both the company and the consultant agree that the consultant will act as an independent contractor in the performance of its duties under this contract. Accordingly, the consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the consultants activities in accordance with this contract, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7. CONFIDENTIAL INFORMATION

The consultant agrees that any information received by the consultant during any furtherance of the consultant's obligations in accordance with this contract, which concerns the personal, financial or other affairs of the company will be treated by the consultant in full confidence and will not be revealed to any other persons, firms or organizations.

8. EMPLOYMENT OF OTHERS

The company may from time to time request that the consultant arrange for the services of others. All costs to the consultant for those services will be paid by the company but in no event shall the consultant employ others without the prior authorization of the company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY	CONSULTANT
Vivid Spa Corp	Ace Consulting Management, Inc

/s/ George Yao	/s/ Alex Jen
Authorize signature	Authorized Signature

George Yao President	Alex Jen President

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